Exhibit 5.1

March 4, 2016

China Biologic Products, Inc.
18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the registration statement on Form S-3 (No. 333-204761) (the “Registration Statement”), filed on June 5, 2015 by China Biologic Products, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shares (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), and units consisting of Common Stock, Preferred Stock, and/or Warrants in any combination. The Registration Statement also relates to the proposed sale by stockholders of the Company to be identified in a Prospectus Supplement (as defined below), from time to time, pursuant to Rule 415 under the Act, of shares of Common Stock. The securities identified above are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”).

We understand that 3,870,000 shares of Common Stock are to be sold by certain stockholders of the Company (the “Selling Stockholders”), plus an option to purchase up to an additional 387,000 shares of Common Stock granted to the underwriter by the Selling Stockholders (collectively, the “Shares”), to the underwriter for resale to the public as described in the Registration Statement as well as the Prospectus Supplement, dated as of March 1, 2016, relating to the offering of the Shares, and pursuant to certain amended and restated underwriting agreement (the “Underwriting Agreement”), dated as of March 2, 2016, by and among the Company, the Selling Stockholders and the underwriter named therein, which is to be filed as an exhibit to the Company’s Current Report on Form 8-K.

As legal counsel to the Company in connection with the sale of the Shares, we have examined copies of the Underwriting Agreement, the Registration Statement, the Prospectus that forms a part thereof and the Prospectus Supplement thereto related to the offering of the Shares, which was dated as of March 1, 2016 and was filed by the Company in accordance with Rule 424(b) promulgated under the Act. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. Based upon the foregoing, we are of the opinion that the Shares, when sold by the Selling Stockholders in the manner described in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable. We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about March 4, 2016, for incorporation by reference into the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati